Exhibit 99.1

JoS. A. Bank Clothiers to Open 12th New Store in 2010 by Father’s Day; Company On Track to Open 30 to 40 New Stores This Year

HAMPSTEAD, Md.--(BUSINESS WIRE)--June 17, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that by Father’s Day (June 20, 2010) it will have opened 12 new stores (11 Full-line and 1 Franchise) to date in fiscal year 2010. The Company is on track to open a total of 30 to 40 new stores in fiscal year 2010.

“We are pleased with the progress we have made to date with our store expansion program,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “The opening of 12 new stores prior to Father’s Day, one of our most important selling times of the year, marks a significant milestone towards our full year goal. Furthermore, after the slow-down in new store openings in fiscal year 2009, we are very pleased to return to our more accelerated store opening pace in fiscal year 2010,” continued Mr. Black.

The 12 new stores which will be opened by Father’s Day are in the following locations:

Opened to date:
Northwestern Station, Chicago, IL
Summit Fair, Lees Summit, MO
Darien Playhouse, Darien, CT
Harbison Crossing, Columbia, SC
Bridge Street Town Center, Huntsville, AL
Dellagio, Orlando, FL
Lake East Shopping Center, Chevy Chase, MD
Highway 35, Sea Girt, NJ

To be opened by Father’s Day:
Westfield Century City, Century City, CA
Sycamore Square, Midlothian, VA
Alliance Town Center, Ft. Worth, TX
Peerless Center, Johnson City, TN

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 480 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Reports filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com